EXHIBIT 99.1

Integer Holdings Corporation Issues Statement on Tariffs

~ Announced tariffs expected to have an immaterial impact on the Company’s 2025 results ~

PLANO, Texas, April 11, 2025 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE: ITGR), a leading contract development and manufacturing organization, issued a statement on the impact of tariffs on its business given the recent extraordinary developments regarding trade policies.

“We continue to estimate an impact of $1 to $5 million on full year adjusted operating income, consistent with previous communications. This estimate assumes currently applicable tariffs as well as the additional tariffs that were announced on April 2 by the U.S. that would take effect following the 90-day pause. This estimate also incorporates implemented and planned mitigation actions,” said Joseph Dziedzic, Integer’s president and CEO.

Integer plans to release financial and operational results for the first quarter 2025 on Thursday, April 24, 2025.

Learn more about Integer at www.integer.net.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device contract development and manufacturing organizations (CDMO) in the world, serving the cardiac rhythm management, neuromodulation, and cardio and vascular markets. As a strategic partner of choice to medical device companies and OEMs, the Company is committed to enhancing the lives of patients worldwide by providing innovative, high-quality products and solutions. The Company's brands include Greatbatch Medical® and Lake Region Medical®. Additional information is available at www.integer.net.

Investor Relations: Kristen Stewart kristen.stewart@integer.net 551.337.3973	Media Relations: Kelly Butler kelly.butler@integer.net 469.731.6617

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to, statements regarding the expected impact of tariffs on 2025 adjusted operating income.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “forecast,” “outlook,” “assume,” “potential” or “continue” or variations or the negative counterparts of these terms or other comparable terminology. These statements are only predictions and are no guarantee of future performance, and investors should not place undue reliance on forward-looking statements as predictive of future results. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and the Company’s prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary factors. The Company disclaims any obligation to publicly update or revise the forward-looking statements made in this press release as a result of new information, future events or otherwise, except as required by law.

While it is not possible to create a comprehensive list of all factors that may cause actual results to differ from results expressed or implied by such forward-looking statements or that may affect the Company’s future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K and in its other periodic filings with the SEC and include the following:

  operational risks, such as the Company’s dependence upon a limited number of customers; pricing pressures and contractual pricing restraints the Company faces from customers; its reliance on third-party suppliers for raw materials, key products and subcomponents; interruptions in its manufacturing operations; its ability to attract, train and retain a sufficient number of qualified associates to maintain and grow its business; the potential for harm to its reputation and competitive advantage caused by quality problems related to its products; its dependence upon its information technology systems and its ability to prevent cyber-attacks and other failures; global climate change and the emphasis on environmental, social and governance matters by various stakeholders; its dependence upon its senior management team and key technical personnel; and consolidation in the healthcare industry resulting in greater competition;
  strategic risks, such as the intense competition the Company faces and its ability to successfully market its products; its ability to respond to changes in technology; its ability to develop new products and expand into new geographic and product markets; and its ability to successfully identify, make and integrate acquisitions to expand and develop its business in accordance with expectations;
  financial and indebtedness risks, such as the Company’s ability to accurately forecast future performance based on operating results that often fluctuate; its significant amount of outstanding indebtedness and its ability to remain in compliance with financial and other covenants under the credit agreement governing its senior secured credit facilities;
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; the Company’s ability to protect its intellectual property and proprietary rights; its ability to comply with customer-driven policies and third-party standards or certification requirements; its ability to obtain and/or retain necessary licenses from third parties for new technologies; its ability and the cost to comply with environmental regulations; legal and regulatory risks from its international operations; the fact that the healthcare industry is highly regulated and subject to various regulatory changes; and its business being indirectly subject to healthcare industry cost containment measures that could result in reduced sales of its products; and
  other risks and uncertainties that arise from time to time.